UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2014

(Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2014, Cincinnati Financial Corporation and CFC Investment Company, a subsidiary of Cincinnati Financial Corporation (Borrowers) entered into an amended and restated credit agreement with the lenders party thereto; PNC Bank, N.A., as Administrative Agent, PNC Capital Markets, LLC, as Sole Bookrunner and Joint Lead Arranger, Fifth Third Bank, N.A. as Joint Lead Arranger and Syndication Agent, The Huntington National Bank and U.S. Bank, N.A. as Documentation Agents (the 2014 Credit Agreement). The 2014 Credit Agreement amends and extends the current $225 million unsecured revolving credit facility dated May 31, 2012, with the same banks (the 2012 Credit Agreement). Key changes under the 2014 Credit Agreement are: extending the expiration date by two years to May 13, 2019, adding a facility for issuance of letters of credit, expanding the definition of “permitted liens” and lowering applicable interest rates. All of the other terms and conditions of the 2012 Credit Agreement are carried forward and are restated in the 2014 Credit Agreement. The facility is fully subscribed among six lenders with the largest commitment being $65 million. The 2014 Credit Agreement is filed as Exhibit 10.1 hereto and the description set forth above is qualified in its entirety by the full terms and conditions of the 2014 Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

Exhibit 10.1 – 2014 Credit Agreement, dated May 13, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: May 14, 2014	/S/ Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President, and Treasurer